EXHIBIT 10.4

SECURITY AGREEMENT

This security agreement (this “Security Agreement”) is made effective as of October 24, 2024 (the “Effective Date”) made by and among Body and Mind Inc., a Nevada corporation, as grantor, pledgor, assignor, and debtor (the “Grantor”) in favor of Bengal Catalyst Fund, LP, in its capacity as collateral agent pursuant to the Credit Agreement as pledgee, assignee, and secured party (in such capacities, the “Collateral Agent”).

WHEREAS, the Grantor and the Collateral Agent have, in connection with the execution and delivery of this Security Agreement, entered into that certain Non-Revolving Credit Facility Agreement, dated as of October 24, 2024 (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement;

WHEREAS, the Grantor has previously issued certain convertible debentures in favor of each of the parties listed on Schedule 1 attached hereto (collectively the “Other Notes” together with the Credit Agreement, the “Loan Agreements”), on the date, terms, the principal amount, and in the current outstanding amount set forth therein (the “Lenders” and together with the Collateral Agent collectively being the “Secured Parties”).

WHEREAS, the Grantor will receive substantial direct and indirect benefits from the execution, delivery and performance of the obligations under the Credit Agreement and has received benefit from the Other Notes, and is therefore, willing to enter into this Security Agreement.

WHEREAS, this Agreement is given by the Grantor in favor of the Collateral Agent for the ratable benefit of the Secured Parties to secure the payment and performance of all of the Obligations.

WHEREAS, it is a condition to the obligation of the Collateral Agent to loan the monies under the Credit Agreement that the Grantor execute and deliver this Security Agreement in favor of all Secured Parties.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor and the Collateral Agent hereby agree as follows:

1. Grant of Security Interest. As collateral and security for payment in full by the Grantor of all amounts due under the Loan Agreements and the other Obligations (as defined below), Grantor hereby grants and pledges to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in and on all of such Grantor’s right, title, and interest in and to all personal property of such Grantor, wherever located, whether now owned or hereafter acquired, including, without limitation, all of the following (the “Collateral”), as defined in the Nevada Uniform Commercial Code (the “UCC”): (i) Accounts; (ii) Certificated Securities; (iii) Chattel Paper; (iv) Commercial Tort Claims; (v) Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing; (vi) Contract Rights; (vii) Deposit Accounts; (viii) Documents; (ix) Electronic Chattel Paper; (x) Equipment; (xi) Financial Assets; (xii) Fixtures; (xiii) General Intangibles, including Payment Intangibles and Software; (xiv) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor; (xv) Instruments; (xvi) patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, and all other intellectual property; (xvii) Inventory; (xviii) Investment Property; (xix) Money (of every jurisdiction whatsoever); (xx) Letter-of-Credit Rights; (xxi) Payment Intangibles; (xxii) Security Entitlements; (xxiii) Supporting Obligations; (xxiv) Uncertificated Securities; and (xxv) to the extent not included in the foregoing, all other personal property of any kind or description; together with all books, records, writings, databases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing; and all Proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing. The Collateral secures the due and prompt payment and performance of:

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(a) the obligations of the Grantor from time to time arising under the Loan Agreements or this Security Agreement, respectively, or otherwise with respect to the due and prompt payment of (i) the principal of and premium, if any, and interest on the Loan Agreements (including interest accruing during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment, or otherwise and (ii) all other monetary obligations, including fees, costs, reasonable attorneys' fees and disbursements, reimbursement obligations, contract causes of action, expenses, and indemnities, whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership, or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantor under or in respect of the Loan Agreements and this Security Agreement, respectively; and

(b) all other covenants, duties, debts, obligations, and liabilities of any kind of the Grantor under or in respect of the Loan Agreements or this Security Agreement, respectively, or any other document made, delivered, or given in connection with any of the foregoing, in each case whether evidenced by a note or other writing, whether allowed in any bankruptcy, insolvency, receivership, or other similar proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification, or otherwise, and whether primary, secondary, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, fixed or otherwise (all such obligations, covenants, duties, debts, liabilities, sums, and expenses set forth in this Section 1 being herein collectively referred to as the “Obligations”).

Notwithstanding anything to the contrary contained in Section 1 (including subclauses (i) through (xxv)) and in clauses (a) and (b) above, the security interest created by this Security Agreement shall not extend to, and the term "Collateral" shall not include, any Excluded Property. For purposes of this Security Agreement, “Excluded Property” means: (i) Canopy Monterey Bay, LLC, a California limited liability company (the “Excluded Entity”), (ii) all Equity Interests of the Excluded Entity, and (iii) all right, title, and interest in and to all personal property of the Excluded Entity including all items listed in Section 1(i)–(xxv).

The Grantors shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Excluded Property (and stating in such notice that such Excluded Property constitutes "Excluded Property") and shall provide to the Collateral Agent such other information regarding the Excluded Property as the Collateral Agent may reasonably request.

For purposes of this Security Agreement, the parties intend that the terms used herein which are defined in the UCC have, at all times, the broadest and most inclusive meanings possible. Therefore, if the UCC, at any time, is amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date hereof, then such term, as used herein, shall be given such broadened meaning. If the UCC, at any time, is amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date hereof, such amendment or holding shall be disregarded in defining terms used herein.

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2. Representations and Warranties. Grantor represents and warrants as follows:

(a) The Grantor has full power and authority to execute, deliver, and perform this Security Agreement, which has been duly authorized by all necessary and proper corporate action.

(b) This Security Agreement has been duly executed and delivered, and constitutes the legal, valid, and binding obligation of the Grantor, enforceable in accordance with its terms.

(c) The Grantor has good title to and is the lawful owner of the Collateral, free from all claims, liens, encumbrances, charges, or security interests whatsoever except as otherwise granted by this Security Agreement.

(d) All of the Equipment and Inventory: (i) were acquired in the Grantor’s ordinary course of business; (ii) are in the Grantor’s possession and control; (iii) are to be maintained and preserved by the Grantor in the same condition, repair, and working order as when new, ordinary wear and tear excepted; (iv) shall promptly be repaired, replaced, and otherwise improved by the Grantor promptly following any material loss or damage, provided that the Collateral Agent shall be notified of such material loss or damage; (v) in the event of any material loss or, damage to, or material adverse change to any Equipment or Inventory, the Grantor shall promptly provide notice to the Collateral Agent; (vi) shall not be sold, assigned, leased, mortgaged, transferred, or otherwise disposed of by the Grantor, except in the ordinary course of business in accordance with historical business practice; and (vii) shall not become a part of or to be affixed to any real property of any person.

(e) This Security Agreement creates a valid lien and security interest in the Collateral, securing the payment of all amounts due under the Loan Agreements, and, upon the filing of the related financing statement(s) in accordance with this Security Agreement, the lien will be perfected, enforceable in accordance with its terms.

(f) No authorization, approval, or other action by, and no notice to or filing with, any governmental or regulatory agency or authority is required: (i) for the grant by Grantor of the security interest granted hereby; (ii) for the execution, delivery, or performance of this Security Agreement by Grantor; or (iii) for the perfection of or the exercise by the Collateral Agent of its rights and remedies hereunder.

3. Covenants. Grantor expressly covenants and agrees that, until the Obligations are irrevocably satisfied in full or otherwise discharged:

(a) The Grantor shall, at Grantor’s sole expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted hereby or to enable the Collateral Agent to exercise and enforce its (or the Secured Parties’) rights and remedies hereunder with respect to any Collateral, including, without limitation, providing, executing, filing, and/or recording any notice, financing statement, statement, instrument, document, or agreement that the Collateral Agent considers necessary to create, preserve, continue, perfect, or validate any security interest granted hereunder or which the Collateral Agent considers necessary or desirable to exercise or enforce the Collateral Agent’s or Secured Parties’ rights hereunder with respect to such security interest.

(b) The Collateral Agent is authorized to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor where permitted by law in a form as determined to be appropriate by the Collateral Agent. A carbon, photographic, or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

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(c) The Grantor shall keep the Collateral insured against fire, theft, and such other hazards, and in amounts and with such insurance underwriters, as are prudent and customary in Grantor’s industry.

(d) The Grantor shall, promptly upon knowledge thereof, provide the Collateral Agent notice of any material loss of, damage to, or material adverse change of any of the Collateral.

(e) The Grantor shall defend the Collateral against all claims and demands of all persons (other than the Collateral Agent) claiming an interest therein.

(f) The Grantor shall not incur, create, assume, or suffer to exist any lien, claim, security interest, or encumbrance upon the Collateral, except for (a) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on its books in conformity with GAAP; and (b) liens created pursuant to this Security Agreement in favor of the Collateral Agent for the ratable benefit of the Secured Parties.

(g) The Grantor shall not otherwise transfer or dispose of sell, transfer, alienate, lease or otherwise dispose of any Collateral (“Transfer”), other than arising in the ordinary course of business.

(h) The Grantor will not, without providing at least thirty (30) days' prior written notice to the Collateral Agent, change its legal name, identity, type of organization, jurisdiction of organization, location of its chief executive office or its principal place of business, or its organizational identification number. The Grantor will, prior to any change described in the preceding sentence, take all actions requested by the Collateral Agent to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral for the ratable benefit of the Secured Parties.

(i) The Grantor will keep the Collateral in good order and repair and will not use the same in violation of Applicable Law or any policy of insurance thereon. The Grantor will permit the Collateral Agent, or its designee, to inspect the Collateral at any reasonable time, wherever located.

(j) The Grantor will pay promptly when due all taxes, assessments, governmental charges, and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Security Agreement.

4. Voting, Distributions, and Receivables.

(a) The Collateral Agent agrees that unless an Event of Default shall have occurred and be continuing, the Grantor may, to the extent the Grantor has such right as a holder of the Collateral consisting of securities, other Equity Interests or indebtedness owed by any obligor, vote and give consents, ratifications and waivers with respect thereto, except to the extent that, any such vote, consent, ratification or waiver would detract from the value thereof as Collateral or which would be inconsistent with or result in any violation of any provision of the Loan Agreements or this Security Agreement, and from time to time, upon request from the Grantor, the Collateral Agent shall deliver to the Grantor suitable proxies so that the Grantor may cast such votes, consents, ratifications and waivers, if applicable.

(b) The Collateral Agent agrees that the Grantor may, unless an Event of Default shall have occurred and be continuing, receive and retain all dividends and other distributions with respect to the Collateral consisting of securities, other Equity Interests, or indebtedness owed by any obligor.

(c) If any Event of Default shall have occurred and be continuing, the Collateral Agent may, or at the request and option of the Collateral Agent the Grantor shall, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Collateral Agent in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Collateral Agent for the ratable benefit of the Secured Parties.

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5. Remedies. Upon the occurrence of an Event of Default (as defined in the Credit Agreement), the Collateral Agent for the Secured Parties shall have, in addition to all other rights and remedies provided in this Security Agreement or otherwise, all the rights and remedies of a Secured Party on default under the UCC, including without limitation the right to take possession of the Collateral, and for that purpose the Collateral Agent may, so far as the Grantor can give authority therefor, enter upon any premises upon which Collateral may be situated and remove, take, and carry away the same. The Collateral Agent may require Grantor to assemble the Collateral and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to the Collateral Agent. Without limiting the generality of the foregoing, the Collateral Agent may immediately, without demand or performance and without notice of intention to sell or of time or place of sale or of redemption or other notice or demand whatsoever to Grantor, all of which are hereby expressly waived, and without advertisement, sell the Collateral, or any part thereof, at public or private sale or otherwise, at any of Collateral Agent’s offices or elsewhere, for cash, on credit, or for future delivery and upon such other terms as Collateral Agent may deem commercially reasonable, and after deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), shall apply the residue of such proceeds toward the payment of the Obligations. If notice of any sale or other disposition is required by law to be given, Grantor hereby agrees that a notice sent at least five (5) Business Days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be reasonable notice of such sale or other disposition. The Collateral Agent for the ratable benefit of the Secured Parties, in its discretion, may in its name or in the name of Grantor, demand, sue for, collect, and receive any money, receivables, or proceeds included in the Collateral and extend the time of payment or otherwise modify any of the terms of or release Grantor under any such Collateral, without thereby incurring responsibility to or discharging or otherwise affecting any liability of Grantor. Grantor shall pay to the Collateral Agent on demand any and all attorney’s fees reasonably and necessarily incurred or paid by the Collateral Agent in protecting or enforcing the Obligations and the other rights of the Collateral Agent for the ratable benefit of the Secured Parties under this Security Agreement.

6. Application of Proceeds. Notwithstanding anything to the contrary contained in the Credit Agreement or the Security Agreement, the Collateral Agent and the Lenders hereby agree that (solely between themselves and without effecting an amendment to the Credit Agreement and the Security Agreement) that to the extent that the Collateral Agent receives any proceeds from Collateral, it shall apply such proceeds first, ratably to pay all expenses, fees and actual, incurred indemnities to the full extent thereof; second, ratably to pay any accrued Grantor on account of any interest due and owing on the Credit Agreement (including interest at the Default Rate, if any); third, ratably to pay any other Obligations due and owing under the Credit Agreement until paid in full; fourth, to pay any interest due and owing in respect of the Other Notes; fifth, ratably to pay any other obligations then due and payable in respect of the Other Notes until each such Other Note is paid in full; and sixth, to the Grantor.

7. Power of Attorney. The Grantor hereby appoints the Collateral Agent as the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time during the continuance of an Event of Default in the Collateral Agent’s discretion, acting reasonably, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement (but the Collateral Agent shall not be obligated to and shall have no liability to the Grantor or any third party for failure to do so or take action). This appointment, being coupled with an interest, shall be irrevocable. The Grantor hereby ratifies that said attorneys shall lawfully do or cause to be done by virtue hereof.

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8. Termination. On the date on which all Obligations have been paid and performed in full, the Collateral Agent will, at the request of the Grantor, (a) duly assign, transfer and deliver to or at the direction of the Grantor (without recourse and without any representation or warranty) such of the Collateral as may then remain in the possession of the Collateral Agent, together with any monies at the time held by the Collateral Agent hereunder, and (b) execute and deliver to the Grantor a proper instrument or instruments acknowledging the satisfaction and termination of this Security Agreement.

9. Indemnity and Expenses.

(a) Grantor agrees to indemnify the Collateral Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses, or liabilities resulting from Collateral Agent’s gross negligence or willful misconduct.

(b) Grantor will upon demand pay to Collateral Agent the amount of any and all expenses, including the reasonable fees and out of pocket disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with: (i) filing or recording fees incurred in connection with this Security Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral; (iii) the exercise or enforcement of any of the rights of the Collateral Agent or any Secured Parties hereunder; or (iv) the failure by Grantor to perform or observe any of the provisions hereof. The Collateral Agent shall not be liable to Grantor for damages as a result of delays, temporary withdrawals of the Equipment from service, or other causes other than those caused by Collateral Agent’s gross negligence or willful misconduct.

10. Continuing Security Interest. This Security Agreement shall create a continuing first priority security interest in the Collateral and shall: (a) in full force and effect until all of the Obligations have been fully and indefeasibly paid and performed and such payment and performance has been acknowledged in writing by the Collateral Agent; (b) be binding upon Grantor, and Grantor’s successors and assigns; and (c) inure to the benefit of the Collateral Agent for the ratable benefit of the Secured Parties and their respective successors, transferees, and assigns.

11. Assignment. This Security Agreement may not be assigned by the Grantor without the prior written consent of the Collateral Agent.

12. Governing Law. The Parties expressly incorporate the provisions set forth in Section 16 of the Credit Agreement by this reference.

13. Notices. Any notice, demand, communication or other document required, permitted, or desired to be given hereunder shall be in writing and shall be delivered personally or sent by United States registered or certified mail, return receipt requested, postage prepaid, by reputable overnight courier, or by email, and addressed to the party at the respective numbers and/or addresses set forth below each Party’s signature block, and the same shall be deemed given and effective (i) upon receipt or refusal if delivered personally or by hand delivered messenger service, (ii) the date received or refused if sent by reputable overnight courier, (iii) the date received or refused if mailed by United States registered or certified mail, return receipt requested, postage prepaid, and (iv) the next Business Day following transmittal of electronic mail. A party may change its address for receipt of notices by service of a notice of such change in accordance herewith.

14. No Waiver. The Collateral Agent shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

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15. Counterparts.This Security Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. Headings.The headings and captions of the various subdivisions of this Security Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

17. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Security Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Security Agreement shall nevertheless remain in full force and effect.

18. Construction. The parties have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Security Agreement.

19. Miscellaneous. This Security Agreement, together with the Credit Agreement, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Security Agreement

20. Amendments. None of the terms or provisions of this Security Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by the Grantor therefrom shall be effective unless the same shall be in writing and signed by the Collateral Agent and the Grantor, and then such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or give.

[signature page follows]

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IN WITNESS WHEREOF, the parties have executed and delivered this Security Agreement on the date first above written.

COLLATERAL AGENT: Bengal Catalyst Fund, LP		GRANTOR: Body and Mind Inc.

By:	/s/ Joshua Rosen	By:	/s/ Michael Mills
Name:	Joshua Rosen	Name:	Michael Mills
Its:	Authorized Signatory	Its:	CEO

Address: 6608 E 2nd St. Scottsdale, AZ 85251		Address: 2625 N. Green Valley Parkway Suite 150 Henderson, NV 89014

Email: josh@bengalcap.com		Email:	mmills@bodyandmind.com

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SCHEDULE 1

Schedule of Lenders and Other Notes/Debentures

Lender	Name/Type of Agreement	Principal Amount	Terms of Note	Current Amount Due
BaM I, A series of Bengal Catalyst Fund SPV, LP	Convertible Debenture

Principle Amount of $2,750.000.

The Debenture has a term of five (5) years and bears interest at a rate of eight percent (8.0%) per annum.  Interest shall accrue monthly, compound annually, and shall be payable on the maturity date of the Debenture.  The outstanding principal amount and/or any accrued interest will be convertible at the election of the Holder, at any time, in any amount up to the aggregate principal and interest accrued under the Debenture, and from time to time, into Conversion Shares at the conversion price of $0.10 per share of Common Stock (the “Conversion Price”).

Effective Date: December 19, 2022. Maturity Date: December 19, 2027
Mindset Value Fund LP	Convertible Debenture

Principle Amount of $150,000

The Debenture has a term of five (5) years and bears interest at a rate of eight percent (8.0%) per annum.  Interest shall accrue monthly, compound annually, and shall be payable on the maturity date of the Debenture.  The outstanding principal amount and/or any accrued interest will be convertible at the election of the Holder, at any time, in any amount up to the aggregate principal and interest accrued under the Debenture, and from time to time, into Conversion Shares at the conversion price of $0.10 per share of Common Stock (the “Conversion Price”).

Effective Date: December 19, 2022. Maturity Date: December 19, 2027
Mindset Value Wellness Fund LP	Convertible Debenture

Principle Amount of $100,000.

The Debenture has a term of five (5) years and bears interest at a rate of eight percent (8.0%) per annum.  Interest shall accrue monthly, compound annually, and shall be payable on the maturity date of the Debenture.  The outstanding principal amount and/or any accrued interest will be convertible at the election of the Holder, at any time, in any amount up to the aggregate principal and interest accrued under the Debenture, and from time to time, into Conversion Shares at the conversion price of $0.10 per share of Common Stock (the “Conversion Price”).

Effective Date: December 19, 2022. Maturity Date: December 19, 2027

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